EXHIBIT 99.1

                            OREGON STEEL MILLS, INC.
                                Portland, Oregon

FOR IMMEDIATE RELEASE                                          November 5, 2003
-------------------------------------------------------------------------------


Contact:      Ray Adams
              (503) 240-5223


            OREGON STEEL MILLS, INC. ANNOUNCES THIRD QUARTER RESULTS

Portland, Oregon, November 5, 2003/Business Wire/--Oregon Steel Mills, Inc. (NYSE: OS) announced today a third quarter net loss of $20.9 million ($.79 loss per diluted share) compared to net income of $4.0 million ($.15 per diluted share) for the third quarter of 2002. During the third quarter, the Company recorded an additional valuation allowance on deferred tax assets of $9.2 million (a negative $.35 per diluted share) to income tax expense.

Product sales for the third quarter of 2003 were $177.4 million. This compares to 2002 third quarter sales of $219.1 million. Average sales price per ton in the third quarter of 2003 was $411 compared to $490 in the third quarter of 2002. The decrease in revenues and average sales price was primarily due to lower selling prices for plate, coil and welded pipe products and reduced shipments of welded pipe at the Company's Oregon Steel Division.

Overall shipments for the third quarter were 431,200 tons compared to 2002 shipments of 447,200 tons. Reduced shipments are primarily due to lower welded pipe and rail shipments partially offset by higher plate, coil and rod shipments. During the third quarter of 2002, the Company shipped 125,300 tons of welded pipe and 88,900 tons of rail compared to 68,000 tons of welded pipe and 76,800 tons of rail in the third quarter of 2003. In general, welded pipe products have a higher average selling price than the Company's other steel products.

Operating loss for the third quarter of 2003 was $12.9 million compared to operating income of $19.8 million for the 2002 third quarter. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2003 were a negative $2.5 million compared to a positive $28.8 million in the third quarter of 2002. Reduced operating income and EBITDA during the third quarter of 2003 reflect reduced revenues, as discussed above, higher slab and manufacturing costs at the Oregon Steel Division, and higher energy costs and scrap costs at the Rocky Mountain Steel Division (RMSM).

Manufacturing costs at the Portland Oregon steel mill and Napa California pipe mill were negatively impacted by slab availability during the third quarter. Delivery of slab needed to process customer orders during the third quarter was affected by the

Company's decision to cancel third quarter slab deliveries earlier in the year and a strike at one of the Company's slab suppliers. Due to the lack of slab availability, the Company was unable to accept significant sales orders. Other orders required the utilization of slab which were not of optimal size. As a result, the Portland steel mill incurred higher than normal conversion costs and yield losses.

During the third quarter the Company implemented price increases for its plate, coil and rod products. The Company has also announced and is implementing further price increases for plate, coil and rod products for October and November.

As previously announced, the Company completed a lease transaction during the third quarter for a structural tubing and slitter facility located within one mile of the Company's Portland steel mill. The newly formed entity, Columbia Structural Tubing (CST), will expand product opportunities for the Company's coil products. CST is currently slitting coil for external customers and will begin production of tubing during November.

Jim Declusin, the Company's President and CEO, stated, "We have expanded our slab supplier base and expect to have adequate levels of slab going forward. At the Oregon Steel Division, we are focusing on strengthening our presence in the western plate and coil markets, and realigning our production and manning levels to improve our cost structure. We expect these improvements to significantly reduce our conversion costs, improve our quality and increase our output per operating hour. In addition, the recent startup of CST gives us new capabilities for our coil products, as well as a new product in structural tubing."

Mr. Declusin continued, "We are continuing to review all production and departmental costs to meaningfully improve margins. As our economy and marketplace improves, we expect to be well positioned to take advantage of the improved pricing environment and increase in demand. We anticipate being significantly better at the operating line in the first quarter of 2004 from our performance in 2003."

LIQUIDITY

At September 30, 2003, the Company maintained a $65 million revolving credit facility of which $5.0 million was restricted, an additional $14.3 million was restricted under outstanding letters of credit and $45.7 million was available for use. Total debt outstanding, net of cash of $22.6 million, was $279.1 million compared to $268.4 million at December 31, 2002. During the third quarter of 2003, the Company incurred capital expenditures of $3.8 million; depreciation and amortization was $9.4 million.

Due to ongoing difficult industry conditions, as of October 24, 2003, the Company is in violation of one of its revolving credit facility covenants. The Company is currently in discussions with its Lenders and believes that a waiver and new covenants will be agreed upon and an applicable amendment issued before the filing of the Company's 10-Q for the quarter ended September 30, 2003.

CONFERENCE CALL WEBCAST

You are invited to listen to a live broadcast of the Company's conference call at 8:00 a.m. PST, November 5, 2003, over the Internet, accessible at www.osm.com on the Investor Relations page.



                                    OREGON STEEL MILLS, INC. AND SUBSIDIARY COMPANIES
                                       CONDENSED CONSOLIDATED INCOME STATEMENTS(FN1)
                                  (In thousands, except tonnage and per share amounts)
                                                       (Unaudited)
                                                                      Three Months Ended                  Nine Months Ended
                                                                        September 30,                       September 30,
                                                               ----------------------------      -------------------------------
                                                                   2003             2002             2003               2002
                                                               -----------      -----------      -----------         -----------
Sales:
  Product                                                      $   177,418      $   219,104      $   523,569         $   624,779
  Freight                                                           11,381           15,432           30,805              40,142
                                                               -----------      -----------      -----------         -----------
     Total Sales                                                   188,799          234,536          554,374             664,921
Cost of sales                                                      188,730          199,034          548,336             573,845
Fixed and other assets impairment charges (FN2)                         --               --           36,113                  --
Gain on sale of assets                                                (641)            (146)            (915)             (1,215)
Selling, general and administrative expenses                        13,634           15,867           38,898              47,418
                                                               -----------      -----------      -----------         -----------
   Operating (loss) income                                         (12,924)          19,781          (68,058)             44,873
Interest expense, net                                               (8,538)         (10,734)         (25,099)            (27,674)
Other income (expense), net(FN3)                                       388           (1,137)           1,123                 334
Minority interest                                                      609           (1,359)           3,071              (1,723)
                                                               -----------      -----------      -----------         -----------
Income (loss) before income taxes                                  (20,465)           6,551          (88,963)             15,810
Income tax benefit (expense)(FN3,FN4)                                 (473)          (2,591)           7,052              (6,770)
                                                               -----------      -----------         -----------         --------

Net income (loss) before cumulative effect of change
  in accounting principle                                      $   (20,938)     $     3,960       $  (81,911)        $     9,040
                                                               -----------      -----------       ----------         -----------
Cumulative effect of change in accounting principle(FN5)                 -                -                -             (17,967)
                                                               -----------      -----------       ----------         -----------
     Net income (loss)                                         $   (20,938)     $     3,960      $   (81,911)        $    (8,927)
                                                               ===========      ===========      ===========         ===========
Basic net income (loss) per share before cumulative
  effect of change in accounting principle                     $     (0.79)     $      0.15      $     (3.10)        $      0.34
Basic  net income (loss) per share after cumulative
  effect of change in accounting principle                     $     (0.79)        $   0.15      $     (3.10)        $     (0.34)
Basic weighted average shares outstanding                           26,389           26,388           26,390              26,387

Operating (loss) income per ton                                $    (29.97)        $  44.24      $    (54.32)        $     33.37
Operating margin                                                     (6.8%)            8.4%           (12.3%)               6.7%

Depreciation and amortization                                  $     9,410      $    11,492      $    31,101         $    34,935
EBITDA after impairment charges(FN6)                           $    (2,517)     $    28,777      $    (6,191)        $    78,419

Total tonnage sold:
Oregon Steel Division
   Plate and coil                                                  146,100          113,500          380,600             367,700
   Welded pipe                                                      68,000          125,300          198,200             336,700
                                                               -----------      -----------      -----------         -----------
                                                                   214,100          238,800          578,800             704,400
                                                               -----------      -----------      -----------         -----------
Rocky Mountain Steel Mills Division
   Rail                                                             76,800           88,900          276,600             288,700
   Rod/Bar                                                         124,700          108,100          357,600             328,400
   Seamless pipe                                                    15,600           11,400           39,800              20,700
   Semi-finished                                                         -                -                -               2,600
                                                               -----------      -----------      -----------         -----------
                                                                   217,100          208,400          674,000             640,400
                                                               -----------      -----------      -----------         -----------
      Total Company                                                431,200          447,200        1,252,800           1,344,800
                                                               ===========      ===========      ===========         ===========

Product Sales:(FN7)
   Oregon Steel Division                                       $    94,491      $   139,670      $   270,299         $   384,518
   Rocky Mountain Steel Mills Division                              82,927           79,434          253,270             240,261
                                                               -----------      -----------      -----------         -----------
      Total Company                                            $   177,418      $   219,104      $   523,569         $   624,779
                                                               ===========      ===========      ===========         ===========

Average selling price per ton:(FN7)
   Oregon Steel Division                                              $441             $585             $467                $546
   Rocky Mountain Steel Mills Division                                $382             $381             $376                $375
      Total Company                                                   $411             $490             $418                $465

(FN1)Certain reclassifications have been made in the prior year's periods to conform to the current period presentations. Such reclassifications do not affect results of operations as previously reported.
(FN2)The $36.1 million impairment charge consists of 1) impairment of fixed assets
     - $26.6 million, and 2) reduction of dedicated stores and operating supplies to net realizable value - $9.5 million.
(FN3)Comparative numbers restated to include items previously classified as extraordinary items.
(FN4)Includes a direct charge of $9.2 million and $26.7 million due to a valuation allowance on recorded deferred tax assets for the three and nine month periods, respectively.
(FN5)Write-off of goodwill related to adoption of FASB No. 142, net of tax and minority interest.
(FN6)Excludes cumulative effect of accounting change.
(FN7)Product sales and average selling price per ton exclude freight revenue.

                OREGON STEEL MILLS, INC. AND SUBSIDIARY COMPANIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS (FN1)
                                 (In thousands)

                                                  September 30,     December 31,
                                                      2003              2002
                                                  -------------     ------------
                                                   (Unaudited)

Current assets:
    Cash and cash equivalents                         $ 22,644        $ 33,050
    Trade accounts receivable, net                      63,696          84,547
    Inventories                                        121,683         162,834
    Deferred taxes and other current assets             19,623          15,031
                                                      --------        --------
                                                       227,646         295,462
Property, plant and equipment, net                     482,909         523,378
Goodwill                                                   520             520
Intangibles, net                                           872           1,106
Other assets                                            26,178          28,896
                                                      --------        --------
       Total assets                                   $738,125        $849,362
                                                      ========        ========

Current liabilities                                   $121,046        $145,085
Bonds payable                                          301,727         301,428
Deferred taxes                                          13,702          16,895
Other liabilities                                       51,459          53,704
                                                      --------        --------
                                                       487,934         517,112
Minority interest                                       20,753          25,260
Stockholders' equity                                   229,438         306,990
                                                      --------        --------
Total liabilities and stockholders' equity            $738,125        $849,362
                                                      ========        ========

(FN1) Certain reclassifications have been made in the prior year's periods to conform to the current period presentations. Such reclassifications do not affect results of operations as previously reported.






                OREGON STEEL MILLS, INC. AND SUBSIDIARY COMPANIES
                              CALCULATION OF EBITDA
                                 (In thousands)
                                   (Unaudited)

                                                                     Three Months Ended              Nine Months Ended
                                                                         September 30,                 September 30,
                                                                 ------------------------       -------------------------
                                                                    2003            2002           2003            2002
                                                                 ---------       --------       ---------       ---------

Net income (loss)                                                $(20,938)       $  3,960       $(81,911)       $ (8,927)
   Add back cumulative effect of change in accounting
      principle, net of tax, net of minority interest                   -               -              -          17,967
                                                                 --------        --------       --------        --------
Net income (loss) before accounting change                        (20,938)          3,960        (81,911)          9,040
   Provision for income tax expense (benefit)                         473           2,591         (7,052)          6,770
                                                                 --------        --------       --------        --------
Pre-tax income (loss)                                             (20,465)          6,551        (88,963)         15,810

Add back:
   Interest expense                                                 8,538          10,734         25,099          27,674
   Depreciation                                                     9,382          11,461         31,012          34,844
   Amortization                                                        28              31             89              91
                                                                 --------        --------       --------        --------
EBITDA                                                             (2,517)         28,777        (32,763)         78,419

Add back:
   Fixed asset impairment charges                                       -               -         26,572               -
                                                                 --------        --------       --------        --------
EBITDA after impairment charges                                  $ (2,517)       $ 28,777       $ (6,191)       $ 78,419
                                                                 ========        ========       ========        ========

